INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Shopathomekids.com, Inc. on Form S-8 of our report dated August 25, 2000, appearing on form SB-2 of Shopathomekids.com, Inc. for the period from October 27, 1999 (inception) to July 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants

Los Angeles, California
September 7, 2001